20-F/A (Amendment No. 1) 2002

Exhibit 23.3

Consent of Independent Public Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-7590) of Royal Dutch Petroleum Company and The “Shell” Transport and Trading Company, Public Limited Company of our report dated March 5, 2003, except for Note 2 (Restatement of Previously Issued Financial Statements), as to which the date is May 22, 2004, relating to the Financial Statements of the Royal Dutch/ Shell Group of Companies which is included in this Amendment No. 1.

/s/ KPMG Accountants N.V.

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KPMG Accountants N.V.

The Hague

/s/ PricewaterhouseCoopers LLP

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PricewaterhouseCoopers LLP

London

June 25, 2004

E4       Exhibits